Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On June 17, 2014, Envision Healthcare Holdings, Inc. (the “Company” or “Envision Healthcare”) acquired the stock of Phoenix Physicians, LLC and affiliates (“Phoenix Physicians”) for a total purchase price of $169.5 million paid in cash.

The following tables set forth certain unaudited pro forma condensed combined financial statements, including unaudited pro forma adjustments (collectively, the “Pro Forma Financial Data”), giving effect to the Company’s acquisition of Phoenix Physicians.  The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Phoenix Physicians by the Company as of March 31, 2014.  The unaudited pro forma condensed combined statements of operations give effect to the Phoenix Physicians acquisition as if the acquisition had been completed on January 1, 2013.

The Pro Forma Financial Data is based upon the historical financial statements of the Company and Phoenix Physicians and certain adjustments which the Company believes are reasonable to give effect to the Phoenix Physician acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Data included herein was prepared using the acquisition method of accounting for the business combination. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time. However, the Company believes that the preliminary determination of the fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the Pro Forma Financial Data provide a reasonable basis for presenting the pro forma effects of the Phoenix Physician acquisition.

The unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to reflect the financial position or results of operations that would have occurred if the Phoenix Physicians acquisition had been consummated on January 1, 2013; nor does it purport to represent or be indicative of the financial position or results of operations of the Company for any future dates or periods.

Envision Healthcare Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2014

(in thousands)

	Historical
	Envision	Phoenix	Pro forma		Pro forma
	Healthcare	Physicians	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$190,996	$5,197	$(169,450	)(a)	$26,743
Insurance collateral	19,442	—	17,422	(d)	36,864
Trade and other accounts receivable, net	840,940	20,087	—		861,027
Parts and supplies inventory	23,736	—	—		23,736
Prepaids and other current assets	26,661	296	—		26,957
Total current assets	1,101,775	25,580	(152,028)		975,327
Non-current assets:
Property, plant, and equipment, net	190,935	98	—		191,033
Intangible assets, net	516,530	—	56,000	(a)	572,530
Insurance collateral	1,127	—	—		1,127
Goodwill	2,444,156	—	95,770	(a)	2,539,926
Other long-term assets	60,007	92	—		60,099
Total assets	$4,314,530	$25,770	$(258)		$4,340,042
Liabilities and Equity
Current liabilities:
Accounts payable	$51,301	$1,559	$—		$52,860
Accrued liabilities	371,570	6,531	3,484	(d)	381,585
Current deferred tax liabilities	35,639	—	—		35,639
Current portion of long-term debt and capital lease obligations	12,011	1,673	(1,673	)(a)	12,011
Total current liabilities	470,521	9,763	1,811		482,095
Long-term debt and capital lease obligations	1,892,272	883	(883	)(a)	1,892,272
Long-term deferred tax liabilities	151,225	—	—		151,225
Insurance reserves	151,792	—	13,938	(d)	165,730
Other long-term liabilities	16,721	—	—		16,721
Total liabilities	2,682,531	10,646	14,866		2,708,043
Commitments and contingencies
Equity:
Common stock	1,804	—	—		1,804
Preferred stock	—	—	—		—
Treasury stock, at cost	(1,347)	—	—		(1,347)
Additional paid-in capital	1,577,521	—	—		1,577,521
Retained earnings	43,166	15,124	(15,124	)(a)	43,166
Accumulated other comprehensive income	(1,125)	—	—		(1,125)
Total Envision Healthcare Holdings, Inc. equity	1,620,019	15,124	(15,124)		1,620,019
Noncontrolling interest	11,980	—	—		11,980
Total equity	1,631,999	15,124	(15,124)		1,631,999
Total liabilities and equity	$4,314,530	$25,770	$(258)		$4,340,042

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

Envision Healthcare Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2014

(in thousands, except share and per share amounts)

	Historical
	Envision	Phoenix	Pro forma		Pro forma
	Healthcare	Physicians	Adjustments		Combined
Net revenue	$1,014,211	$31,543	$—		$1,045,754
Compensation and benefits	743,661	24,658	—		768,319
Operating expenses	114,635	2,205	—		116,840
Insurance expense	30,981	946	—		31,927
Selling, general and administrative expenses	19,375	763	—		20,138
Depreciation and amortization expense	36,432	19	1,400	(b)	37,851
Restructuring charges	809	—	—		809
Income from operations	68,318	2,952	(1,400)		69,870
Interest income from restricted assets	86	—	—		86
Interest expense, net	(30,049)	(29)	—		(30,078)
Realized gains (losses) on investments	606	—	—		606
Other income (expense), net	(808)	—	—		(808)
Loss on early debt extinguishment	—	—	—		—
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	38,153	2,923	(1,400)		39,676
Income tax benefit (expense)	(16,675)	—	(583	)(c)	(17,258)
Income (loss) before equity in earnings of unconsolidated subsidiary	21,478	2,923	(1,983)		22,418
Equity in earnings of unconsolidated subsidiary	47	—	—		47
Net income (loss)	21,525	2,923	(1,983)		22,465
Less: Net loss attributable to noncontrolling interest	3,300	—	—		3,300
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$24,825	$2,923	$(1,983)		$25,765

Net income (loss) per share attributable to Envision Healthcare Holdings, Inc.:
Basic	$0.14	$—	$—		$0.14
Diluted	$0.13	$—	$—		$0.14

Weighted-average common shares outstanding:
Basic	180,782,025	—	—		180,782,025
Diluted	189,391,612	—	—		189,391,612

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

Envision Healthcare Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(in thousands, except share and per share amounts)

	Historical
	Envision	Phoenix	Pro forma		Pro forma
	Healthcare	Physicians	Adjustments		Combined
Net revenue	$3,728,312	$117,655	$—		$3,845,967
Compensation and benefits	2,667,439	93,082	—		2,760,521
Operating expenses	424,865	8,235	—		433,100
Insurance expense	106,293	2,979	—		109,272
Selling, general and administrative expenses	106,659	3,039	—		109,698
Depreciation and amortization expense	140,632	83	5,600	(b)	146,315
Restructuring charges	5,669	—	—		5,669
Income from operations	276,755	10,237	(5,600)		281,392
Interest income from restricted assets	792	—	—		792
Interest expense, net	(186,701)	(197)	—		(186,898)
Realized gains (losses) on investments	471	—	—		471
Other income (expense), net	(12,760)	(57)	—		(12,817)
Loss on early debt extinguishment	(68,379)	—	—		(68,379)
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	10,178	9,983	(5,600)		14,561
Income tax benefit (expense)	994	—	(1,679	)(c)	(685)
Income before equity in earnings of unconsolidated subsidiary	11,172	9,983	(7,279)		13,876
Equity in earnings of unconsolidated subsidiary	323	—	—		323
Net income (loss)	11,495	9,983	(7,279)		14,199
Less: Net income attributable to noncontrolling interest	(5,500)	—	—		(5,500)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$5,995	$9,983	$(7,279)		$8,699

Net income (loss) per share attributable to Envision Healthcare Holdings, Inc.:
Basic	$0.04	$—	$—		$0.06
Diluted	$0.04	$—	$—		$0.06

Weighted-average common shares outstanding:
Basic	150,156,216	—	—		150,156,216
Diluted	156,962,385	—	—		156,962,385

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

Envision Healthcare Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(a)         Represents pro forma adjustments necessary to reflect the Phoenix Physicians acquisition, including cash consideration paid of $169.5 million.

(b)         Represents the incremental amortization expense of $1.4 million and $5.6 million for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, as a result of the allocation of purchase price to certain amortizable assets, specifically contract values, with useful lives of 10 years.

The purchase price allocation for this acquisition is considered preliminary and may change upon completion of the determination of the fair value of assets acquired and liabilities assumed. The following table summarizes the initial purchase price allocation, as of June17, 2014, the date of acquisition (in thousands):

Assets:
Cash	$7,052
Accounts receivable	16,748
Prepaid and other current assets	359
Property, plant, and equipment	92
Acquired intangible assets	56,000
Goodwill	96,811
Total assets	177,062
Liabilities:
Accounts payable	1,073
Accrued liabilities	6,539
Total liabilities	7,612
Total purchase price	$169,450

(c)          Represents the tax effect of both the historical results of Phoenix Physicians and the pro forma adjustments using the Company’s blended federal and state statutory tax rates.

(d)         Represents the acquired malpractice claims liability of $17.4 million based on actuarial assumptions.